UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

SARAH HOFSTETTER

MUNIB ISLAM

BOZOMA SAINT JOHN

KURT SCHMIDT

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Third Point Announces That ISS and Glass Lewis Strongly Recommend

That Shareholders Vote for Independent Short Slate Nominees

to Refresh the Recipe at Campbell

ISS Recommends Shareholders Vote for Entire Independent Slate, Highlighting That Third Point

Has “Presented A Compelling Case That Change at the Board Level Is Warranted” and That the

Independent Slate Nominees Are “Well Qualified to Contribute to the Company’s Turnaround By

Providing Relevant Industry Expertise, Fresh Ideas, and A Greater Sense of Urgency”

ISS Recommends Shareholders Vote for All Five of Third Point’s Nominees While Noting the

Importance of “Including A Direct Representative of a Significant Unaffiliated Shareholder”

Glass Lewis Expresses Concern “That Campbell’s Boardroom Suffers Not from Having Too Many,

But the Wrong, Cooks in the Kitchen”

Third Point Believes the Respective Findings of ISS and Glass Lewis Convey a Clear Message to

Shareholders: the Time Has Come to Refresh the Recipe in Campbell’s Boardroom

After Reviewing What ISS and Glass Lewis Have to Say, We Encourage Fellow Shareholders to

VOTE THE WHITE PROXY CARD

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets, today announced that Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, has recommended that shareholders of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”) support the election of Third Point’s highly-qualified director nominees to Campbell’s Board of Directors (“the Board”) at the upcoming Annual Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on November 29 of this year. ISS recommended shareholders vote for Nominees Sarah Hofstetter, Munib Islam, Bozoma Saint John, Kurt Schmidt, and William Toler. Glass, Lewis & Co. (“Glass Lewis”), another leading proxy advisory firm, has also recommended that shareholders vote for a majority of the Independent Short Slate. Third Point added:

“ISS and Glass Lewis sent a powerful message to Campbell shareholders that the time has come for significant change to the Company’s Board. Our nominees will bring the necessary expertise and experience required to immediately begin collaborating with their fellow Board members and implementing a new strategy to refresh the recipe at Campbell. It should now be abundantly clear to the Incumbent Board that Campbell will benefit significantly from fresh, qualified and independent voices in the boardroom – a view strongly endorsed by ISS and Glass Lewis, and expressed to us by Shareholders throughout this proxy contest.”

Importantly, ISS also noted the following in its report:

1.

Campbell’s poor performance is due primarily to Board and Management failures not industry headwinds, as the Company has claimed: “Even when accounting for the headwinds in the packaged food industry, Campbell has substantially trailed peers … Campbell’s underperforming TSR and weak fundamentals appear directly linked to shortcomings in the company’s acquisition strategy, poor execution of mergers, and a lack of focus on the company’s core business.”

2.

The Board’s management of its previous CEO was dysfunctional for many years not merely a sudden and surprising conclusion to a successful tenure, as the Company has claimed in this proxy contest: “Given that most of the value created over the first four years of former CEO Morrison’s tenure was squandered over her final three years, it is difficult to interpret the board’s delay in identifying major problems at the C-suite, including its claim that the sudden deterioration in the company’s relationship with a major customer came as a surprise, as anything other than lack of appropriate management oversight.”

3.

A Third Point representative will benefit shareholders on the Board not harm them, as the Company has speciously claimed: “A robust dissident presence short of a majority and including a direct representative of a significant unaffiliated shareholder seems appropriate in this situation, given the magnitude of the company’s underperformance and the need to counterbalance the founding family’s substantial influence over the company.”

Glass Lewis noted the following to Shareholders in its report:

1.

Third Point has made a compelling case for change at the Board level that is not consistent with a Board that puts shareholders first, as the Company has claimed: “Glass Lewis is of the opinion that Third Point has made a compelling case that Campbell’s stockholders have suffered from an extended period of mismanagement and poor oversight by the current board.”

2.

The Boardroom needs change to turn the Company around not more of the same: “Investor support for these Third Point nominees would signal a demand for boardroom accountability and we believe their addition would help to restore investor confidence in the Company and the board.”

3.

Campbell’s claims that the Company is on a new course are not sufficient to reverse many years of Board blunders. Change is needed at a Board level: “We acknowledge Campbell’s proactive board refreshment, yet we remain concerned that Campbell’s boardroom suffers not from having too many, but the wrong, cooks in the kitchen.”

We encourage all shareholders to review our Case for Change to understand more about why Third Point’s nominees are well-positioned to turn around Campbell. We urge all shareholders to VOTE THE WHITE CARD to elect the entire Independent Short Slate.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

Note: Permission to use quotations from ISS or Glass-Lewis reports was neither sought nor obtained.

Contacts

For Media:Third Point LLCElissa Doyle, 917-748-8533Chief Marketing Officer

edoyle@thirdpoint.com

###

@ThirdPointLLC issued Tweets stating:

Meet the Independent Short Slate: Sarah Hofstetter @Pezmeister1 has helped countless food brands, like @Oreo, @oscarmayer and @LeanCuisine, modernize and revitalize their brands. Learn more about the #ShortSlate: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

We have made our #CaseForChange at $CPB. @issgovernance and @GlassLewis support our efforts to #RefreshTheRecipe and agree that our #IndependentSlate of directors are the right people to fix this Company. READ MORE: https://bit.ly/2DnYX8g (SEC Legend: http://bit.ly/SEC_Legend)

@issgovernance wants you to VOTE THE WHITE CARD so that our #IndependentSlate of 5 qualified, capable board members can finally #RefreshTheRecipe at $CPB. http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

Meet the Independent Short Slate: As CEO of @GerberLife, Kurt Schmidt was able to turn the struggling company around, driving outstanding shareholder returns. Learn more about the #ShortSlate: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

@issgovernance supports our #CaseForChange: “ $CPB’s underperforming TSR & weak fundamentals appear directly linked to shortcomings in $CPB’s acquisition strategy, poor execution of mergers, & a lack of focus on the company’s core business.” (SEC Legend: http://bit.ly/SEC_Legend )

Straight from the horse’s mouth: “@GlassLewis is of the opinion that Third Point has made a compelling case that Campbell’s stockholders have suffered from an extended period of mismanagement and poor oversight by the current board.” $CPB (SEC Legend: http://bit.ly/SEC_Legend)

@issgovernance supports our #CaseForChange: The Independent Slate “seems well qualified to contribute to the company’s turnaround by providing relevant industry expertise, fresh ideas, and a greater sense of urgency.” $CPB (SEC Legend: http://bit.ly/SEC_Legend)

****

@ThirdPointLLC retweeted the following:

@sveaherbst: ISS throws weight behind Loeb’s @ThirdPointLLC by recommending investors vote for all five of his nominees, including TP partner Munib Islam. @CampbellSoupCo #proxyfight

@CaraRLombardo: @WSJ scoop hitting wires: Proxy adviser ISS recommends shareholders support all five of activist investor Third Point’s nominees for Campbell Soup’s board $CPB

****

Permission to use quotations in this filing neither sought nor obtained

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.